Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 6, 2015, with respect to the consolidated financial statements of Westmoreland Resource Partners, LP, included in the Annual Report on Form 10-K for the year ended December 31, 2014 of Westmoreland Coal Company, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Cleveland, Ohio

September 8, 2015